Exhibit 99

Wayne Savings Bancshares, Inc. Announces Voluntary NASDAQ Delisting and SEC Deregistration

WOOSTER, Ohio, Oct. 27, 2017 (GLOBE NEWSWIRE) -- Wayne Savings Bancshares, Inc. (the “Company”) (NASDAQ:WAYN), the holding company parent of Wayne Savings Community Bank (the “Bank”), an Ohio-chartered commercial bank headquartered in Wooster, Ohio, announced today that it has notified the NASDAQ Stock Market of the Company’s intent to voluntarily delist its common stock from the NASDAQ Capital Market and withdraw the registration of its common stock with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 25 with the SEC to remove its common stock from listing on the NASDAQ Capital Market and to deregister its stock under Section 12(b) of the Exchange Act on or about November 7, 2017. The Company expects the last trading day of its shares of common stock on the NASDAQ Capital Market will be on or about November 17, 2017.  The Company intends to file a Form 15 with the SEC on or about November 20, 2017 to terminate the registration of its common stock under section 12(g) of the Exchange Act.  The obligation of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will be suspended immediately upon filing of the Form 15.  Once the Form 15 is effective, which is expected to occur within 90 days of filing, the Company will no longer be a public reporting company and its obligations to file proxy materials and other reports with the SEC will also be suspended. Following NASDAQ delisting, the Company expects its shares will be quoted on the OTCQX Market under the symbol “WAYN” beginning on or about November 20, 2017.

As a bank holding company, the Company is eligible to deregister with the SEC because it has fewer than 1,200 stockholders of record. The decision of the Company’s board of directors to delist and deregister its common stock was based on numerous factors, including the significant cost savings of no longer filing periodic reports with the SEC plus reductions in accounting, audit, legal and other costs.  The Company’s financial statements will continue to be audited by an independent accounting firm and the Company intends to publish quarterly and annual financial information via press releases or by postings on the OTCQX website (www.otcmarkets.com/home) and the Bank’s website (www.waynesavings.com).  The Bank will continue to report detailed quarterly financial results to its primary federal regulator, which are publicly available on the FDIC’s website (www.fdic.gov).

Established in 1899, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in the communities of Wooster, Ashland, Millersburg, Rittman, Lodi, North Canton, and Creston, Ohio. Additional information about Wayne Savings Community Bank is available at www.waynesavings.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors that could result in material variations include, but are not limited to, the possibility that activist stockholders may wage proxy contests or gain representation on the Board of Directors, causing disruption and/or uncertainty to the Company’s business, customer relationships and employee retention, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under “Part I – Item 1A. Risk Factors” in our 2016 Annual Report on Form 10-K filed with the SEC on March 16, 2017.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contact Information:
James R. VanSickle II
President and Chief Executive Officer
330-264-5767